EXHIBIT 16.1
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January 6, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read item 4 of Form 8-K, dated January 6, 2003, of Nestor, Inc. and are in agreement with the statements contained in paragraph 4(a) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                            Very truly yours,

                                            /s/ Ernst & Young LLP
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